Exhibit 99.2

CONSENT

     I hereby consent to being named in the Registration Statement on Form S-1 (No. 333-143660) filed by Pzena Investment Management, Inc. (“PIM Inc.”) and any amendments thereto as a person who will become a director of PIM Inc.

Dated: July 27, 2007

/s/
Steven M. Galbraith
(Signature)

Steven M. Galbraith
(Print Name)